Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that, effective as of December 17, 2014, the undersigned AB Acquisitions Holdings Limited, a private limited liability company incorporated under the laws of Gibraltar, having its registered office at 57/63 Line Wall Road, Gibraltar and registered under No. 98476 (“AB Acquisitions”), hereby constitutes and appoints each of: Marco Pagni, Benjamin S.J. Burman and Mark Pflug, respectively, signing singly, AB Acquisitions’ true and lawful attorney-in-fact, with full power of substitution and resubstitution, to:

(1)                                 prepare, execute in AB Acquisitions’ name and on AB Acquisitions’ behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain and renew codes and passwords enabling AB Acquisitions to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2)                                 execute for and on behalf of the undersigned, in AB Acquisitions’ capacity as an officer and/or Member of the Board of Directors of Walgreen Co. and any successor thereto (including Walgreens Boots Alliance, Inc. if the merger contemplated by the Agreement and Plan of Merger, dated as of October 17, 2014, by and among Walgreen Co., Walgreens Boots Alliance, Inc., and Ontario Merger Sub, Inc. is consummated) (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder;

(3)                                 do and perform any and all acts for and on behalf of AB Acquisitions which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and file such form with the SEC and any stock exchange or similar authority; and

(4)                                 take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, AB Acquisitions, it being understood that the documents executed by such attorney-in-fact on behalf of AB Acquisitions pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

AB Acquisitions hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as AB Acquisitions might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of

Attorney and the rights and powers herein granted.  AB Acquisitions acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of AB Acquisitions, are not assuming, nor is the Company assuming, any of AB Acquisitions’ responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until AB Acquisitions is no longer required to file Forms 3, 4, and 5 with respect to AB Acquisitions’ holdings of, and transactions in, securities issued by the Company, unless earlier revoked by AB Acquisitions in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, AB Acquisitions Holdings Limited has caused this Power of Attorney to be executed as of this 17th day of December 2014.

EXECUTED and DELIVERED as a DEED by AB ACQUISITIONS HOLDINGS LIMITED

By:	/S/ VIKRAM NAGRANI
Name:	Vikram Nagrani
Title:	Director

In the presence of:	/S/ TRACY GARCIA
Witness Name: Tracy Garcia
Witness Address: 57/63 Line Wall Road, Gibraltar
Witness Occupation: Secretary